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                                                                    Exhibit 16.1



April 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first two paragraphs of Item 4 included in Form 8-K dated April 3, 2002 of Innovative Solutions and Support, Inc. to be filed with the Securities and Exchange Commission on April 10, 2002 and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc:  James J. Reilly
     Chief Financial Officer
     Innovative Solutions and Support, Inc.